Exhibit 99.1

K12 Inc. Announces Fourth Consecutive Year of Managed Enrollment Growth

HERNDON, Va.--(BUSINESS WIRE)--October 22, 2019--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the first fiscal quarter ended September 30, 2019.

Financial Highlights for the Three Months Ended September 30, 2019 (First Quarter Fiscal Year 2020)

  Revenues of $257.1 million, compared to revenues of $251.3 million in the first quarter of FY 2019.
  Loss from operations of $19.4 million, compared to loss from operations of $13.8 million in the first quarter of FY 2019.
  Net loss attributable to common stockholders of $9.7 million, compared to net loss attributable to common stockholders of $8.3 million in the first quarter of FY 2019.
  Net loss attributable to common stockholders per share of $0.25, compared to net loss attributable to common stockholders of $0.22 per share in the first quarter of FY 2019.

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended September 30, 2019 (First Quarter Fiscal Year 2020) are as follows:

  Adjusted operating loss of $13.9 million, compared to adjusted operating loss of $9.7 million in the first quarter of FY 2019.
  Adjusted EBITDA of $3.3 million, compared to adjusted EBITDA of $8.8 million in the first quarter of FY 2019.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Liquidity

As of September 30, 2019, the Company had cash, cash equivalents, and restricted cash of $167.4 million, an increase of $22.4 million compared to the $145.0 million reported at September 30, 2018. Compared to the $284.6 million reported at June 30, 2019, cash, cash equivalents, and restricted cash in the quarter decreased $117.2 million. This decrease is largely the result of normal seasonal expenditures incurred at the start of the school year.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2019 were $16.9 million, a decrease of $0.8 million from the prior year’s first three months, and was comprised of:

  $1.2 million for property and equipment,
  $7.2 million for capitalized software development, and
  $8.5 million for capitalized curriculum development.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are: Managed Public School Programs (programs which offer an integrated package of systems, services, products, and professional expertise that K12 administers to support an online or blended public school, including administrative support, information technology and provisioning, academic support services, curriculum, learning systems, and instructional services), Institutional (Non-managed Public School Programs – programs which provide instruction, curriculum, supplemental courses, marketing, enrollment and other educational services where K12 does not provide primary administrative support services and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales). The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended September 30,		Change 2019 / 2018
	2019	2018	$	%
	(In thousands, except percentages)

Managed Public School Programs	$227,534	$220,543	$6,991	3.2%

Institutional
Non-managed Public School Programs	9,574	11,405	(1,831)	-16.1%
Institutional Software & Services	11,354	11,094	260	2.3%
Total Institutional	20,928	22,499	(1,571)	-7.0%
Private Pay Schools and Other	8,659	8,272	387	4.7%
Total Revenues	$257,121	$251,314	$5,807	2.3%

Enrollment Data

The following table sets forth average enrollment data for the period indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2019 / 2018
	2019	2018	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	122.3	118.8	3.5	2.9%
Non-managed Public School Programs (1)	15.6	23.8	(8.2)	-34.5%
(1)

If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change
	September 30,		2019 / 2018
	2019	2018	$	%
Managed Public School Programs	$1,860	$1,856	4	0.2%
Non-managed Public School Programs	614	479	135	28.2%

Outlook

The Company is forecasting the following for the full year, fiscal 2020:

  Revenue in the range of $1,020 million to $1,035 million.
  Capital expenditures of $45 million to $49 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 28.0% to 30.0%.
  Adjusted operating income in the range of $68.0 million to $72.0 million. (3)

The Company is forecasting the following for the second quarter, fiscal 2020:

  Revenue in the range of $255.0 million to $260.0 million.
  Capital expenditures of $9.0 million to $11.0 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $35.0 million to $37.0 million. (3)
(3)

In addition to providing guidance on revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of September 30, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its first quarter fiscal year 2020 financial results during a conference call scheduled for Tuesday, October 22, 2019 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=136058. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on October 22, 2019 at 8:00 p.m. ET through November 22, 2019 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13694333. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=136058 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months ended September 30, 2019 and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2019	2019
		(audited)
	(In thousands except share and per share data)

ASSETS
Current assets
Cash and cash equivalents	$165,944	$283,121
Accounts receivable, net of allowance of $9,561 and $11,766 at September 30, 2019 and June 30, 2019, respectively	267,690	191,639
Inventories, net	20,516	29,946
Prepaid expenses	29,871	12,643
Other current assets	14,289	12,307
Total current assets	498,310	529,656
Property and equipment, net (1)	37,253	31,980
Capitalized software, net	50,232	51,165
Capitalized curriculum development costs, net	53,495	53,297
Intangible assets, net	14,238	14,981
Goodwill	90,197	90,197
Deposits and other assets (1)	69,772	48,330
Total assets	$813,497	$819,606
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$46,204	$50,488
Accrued liabilities	18,590	20,685
Accrued compensation and benefits	18,961	41,998
Deferred revenue	25,557	22,828
Current portion of finance lease liability	22,019	19,588
Current portion of operating lease liability (1)	8,371	—
Total current liabilities	139,702	155,587
Long-term finance lease liability	3,495	5,060
Long-term operating lease liability (1)	17,048	—
Deferred tax liability	20,357	16,670
Other long-term liabilities	8,183	8,924
Total liabilities	188,785	186,241
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 46,290,570 and 45,575,236 shares issued; and 40,955,827 and 40,240,493 shares outstanding at September 30, 2019 and June 30, 2019, respectively	4	4
Additional paid-in capital	714,374	713,436
Accumulated other comprehensive income (loss)	99	(40)
Retained earnings	12,717	22,447
Treasury stock of 5,334,743 shares at cost at September 30, 2019 and June 30, 2019	(102,482)	(102,482)
Total stockholders’ equity	624,712	633,365
Total liabilities and stockholders' equity	$813,497	$819,606

(1) Reflects the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), which the Company adopted on July 1, 2019.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2019	2018
	(In thousands except share and per share data)
Revenues	$257,121	$251,314
Instructional costs and services	169,358	158,985
Gross margin	87,763	92,329
Selling, general, and administrative expenses	107,151	106,081
Loss from operations	(19,388)	(13,752)
Interest income, net	910	316
Other income, net	(8)	193
Loss before income taxes and loss from equity method investments	(18,486)	(13,243)
Income tax benefit (expense)	8,818	5,058
Loss from equity method investments	(62)	(97)
Net loss attributable to common stockholders	$(9,730)	$(8,282)
Net loss attributable to common stockholders per share:
Basic and diluted	$(0.25)	$(0.22)
Weighted average shares used in computing per share amounts:
Basic and diluted	39,288,557	38,434,049

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2019	2018
	(In thousands)
Cash flows from operating activities
Net loss	$(9,730)	$(8,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	17,146	18,511
Stock-based compensation expense	5,522	4,024
Deferred income taxes	3,776	5,865
(Recovery of) provision for doubtful accounts	(280)	446
Other	4,141	2,932
Changes in assets and liabilities:
Accounts receivable	(75,765)	(92,584)
Inventories, prepaid expenses, deposits and other current and long-term assets	(8,942)	(5,774)
Accounts payable	(2,396)	15,998
Accrued liabilities	(266)	(398)
Accrued compensation and benefits	(23,038)	(17,321)
Operating lease liability	(2,073)	—
Deferred revenue and other liabilities	5,091	27,491
Net cash used in operating activities	(86,814)	(49,092)
Cash flows from investing activities
Purchase of property and equipment	(1,246)	(1,738)
Capitalized software development costs	(7,196)	(9,317)
Capitalized curriculum development costs	(8,528)	(6,685)
Acquisitions and investments	(1,277)	(11,652)
Net cash used in investing activities	(18,247)	(29,392)
Cash flows from financing activities
Repayments on finance lease obligations (1)	(7,460)	(3,518)
Proceeds from exercise of stock options	42	10
Repurchase of restricted stock for income tax withholding	(4,698)	(6,072)
Net cash used in financing activities	(12,116)	(9,580)
Net change in cash, cash equivalents and restricted cash	(117,177)	(88,064)
Cash, cash equivalents and restricted cash, beginning of period	284,621	233,113
Cash, cash equivalents and restricted cash, end of period	$167,444	$145,049

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of September 30th:
Cash and cash equivalents	$165,944	$143,049
Other current assets (restricted cash)	500	—
Deposits and other assets (restricted cash)	1,000	2,000
Total cash, cash equivalents and restricted cash	$167,444	$145,049

(1) Previously referred to as repayments on capital lease obligations.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove such things as stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss attributable to common stockholders, and net income or loss attributable to common stockholders per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended September 30,
	2019	2018
	(In thousands)
Loss from operations	$(19,388)	$(13,752)
Stock-based compensation expense	5,522	4,024
Adjusted operating loss	(13,866)	(9,728)
Depreciation and amortization	17,146	18,511
Adjusted EBITDA	$3,280	$8,783

About K12 Inc.

K12 Inc. (NYSE: LRN) takes a personalized approach to education by removing barriers to learning, reaching students where they are, and providing innovative, high-quality online and blended education solutions, curriculum, and programs to charter schools, public school districts, private schools, and families. In total, this work serves more than 70 public and private schools, more than 2,000 school districts, and students in all 50 states and more than 100 countries. The company, which has delivered millions of courses over the past decade, is taking a leadership role in career readiness education through K12-powered Destinations Career Academies and Programs which combine traditional high school academics with Career Technical Education (CTE). K12 is a proud sponsor of the Foundation for Blended and Online Learning, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, jobshadowweek.com, and getfueled.com.

Contacts

K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com